CERTIFICATE OF TRUST

                                      OF

                         FRANKLIN INTERNATIONAL TRUST

            This Certificate of Trust of FRANKLIN INTERNATIONAL TRUST, a business trust (hereunder called the "Business Trust"), executed by the undersigned trustees, one of whom has a residence in the State of Delaware, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.), sets forth the following:

            FIRST: The name of the Business Trust is FRANKLIN INTERNATIONAL
TRUST.


            SECOND: The name and business address of the Delaware resident trustee of the Business Trust required by 12 Del. C. Section 3807 is as follows:

      Name                          Business Address

      Johannes R. Krahmer           Morris, Nichols, Arsht & Tunnell
                                    1201 N. Market Street
                                    Wilmington, Delaware 19899-1347

            The name and business address of each of the other trustees of the Business Trust is as follows:

      Name                          Business Address

      Frank H. Abbott, III          1045 Sansome Street
                                    San Francisco, California 94111

      Harris H. Ashton              22 Gate House Road
                                    Stamford, Connecticut 06902

      S. Joseph Fortunato           Park Avenue at Morris County
                                    P.O. Box 1945
                                    Morristown, New Jersey 07962-1945

      David W. Garbellano           111 New Montgomery St. # 402
                                    San Francisco, California 94105

      Henry L. Jamieson             777 Mariners Island Blvd.
                                    San Mateo, California 94404

      Charles B. Johnson            777 Mariners Island Blvd.
                                    San Mateo, California 94404

      Rupert H. Johnson, Jr.        777 Mariners Island Blvd.
                                    San Mateo, California 94404

      Edmund H. Kerr                1 Liberty Plaza
                                    New York, New York 10006

      Frank W. T. LaHaye            20833 Stevens Creek Blvd.
                                    Suite 102
                                    Cupertino, California 95014


            THIRD: The nature of the business or purpose or purposes of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.


            FOURTH: The trustees of the Business Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

            FIFTH: This Certificate of Trust shall become effective immediately upon filing with the office of the Secretary of State of the State of Delaware.

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            IN WITNESS WHEREOF, the undersigned, being all of the trustees of
Franklin International Trust, have duly executed this Certificate of Trust as of this 19th day of March 1991.



                                          /s/ Frank H. Abbott, III
                                              Frank H. Abbott, III

                                          /s/ Harris J. Ashton
                                              Harris J. Ashton

                                          /s/ S. Joseph Fortunato
                                              S. Joseph Fortunato

                                          /s/ David W. Garbellano
                                              David W. Garbellano

                                          /s/ Henry L. Jamieson
                                              Henry L. Jamieson

                                          /s/ Charles B. Johnson
                                              Charles B. Johnson

                                          /s/ Rupert H. Johnson, Jr.
                                              Rupert H. Johnson, Jr.

                                          /s/ Edmund H. Kerr
                                              Edmund H. Kerr

                                          /s/ Frank W. T. LaHaye
                                              Frank W. T. LaHaye

                                          /s/ Johannes R. Krahmer
                                              Johannes R. Krahmer